EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-86946 and 333-96661) of our report dated March 30, 2004 on our audit of the consolidated financial statements as of December 31, 2003 and for the year then ended and for the period from September 19, 2000 (inception) through December 31, 2003, included in the 2003 annual report on Form 10-KSB/A of a21, Inc.

Eisner LLP

New York, New York
April 13, 2004